Exhibit 4.22

To:	ABN AMRO Bank N.V. as Agent for itself and each of the other parties to the Facility Agreement referred to below

From:	KNOT Shuttle Tankers 32 AS (as Borrower) Knutsen
NYK Offshore Tankers AS (as Guarantor) KNOT
Offshore Partners LP
KNOT Shuttle Tankers AS

Dated:

Dear Sirs,

USD 60,000,000 Term Loan Facility Agreement dated 27 June, 2017 as amended by an amendment agreement dated 15 December, 2017 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This accession letter (the ‘Accession Letter’) shall take effect as an Accession Letter for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	KNOT Offshore Partners LP (‘KNOP’) and KNOT Shuttle Tankers AS (‘KNOT ST’ and together with KNOP; the ‘Replacement Guarantors’) agree to become Replacement Guarantors with respect to all amounts outstanding under the Agreement and to be bound by the terms of the Agreement as Guarantors and Obligors pursuant to Clause 28.2 (Drop Down) of the Agreement.

3.	KNOP’s and KNOT ST’s administrative details are as follows:

Address: 2 Queens Road, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom/ Smedasundet 40, 5529 Haugesund, Norway

Fax: 44(0) 1224 624891 Attention: CEO/CFO

4.	We confirm that the Repeating Representations are made by each of the Borrower, the Guarantor and the Replacement Guarantors on the date of this Accession Letter and that all Repeating Representations are true in all material respects on that date.

5.	This Accession Letter is governed by Norwegian law and KNOP has appointed KNOT ST as its process agents in respect of this Accession Letter and the other Finance Documents.

THIS ACCESSION LETTER has been signed on behalf of the Guarantor, the Borrower and the Replacement Guarantors and is delivered on the date stated above.

Signed	/s/ Karl Gerhard Bråstein Dahl
Name: Karl Gerhard Bråstein Dahl
Position: Director
KNOT Shuttle Tankers 32 AS

Signed	/s/ Karl Gerhard Bråstein Dahl
Name: Karl Gerhard Bråstein Dahl
Position: Senior Vice President
Knutsen NYK Offshore Tankers AS

Signed	/s/ John A. Costain
Name: John A. Costain
Position: Chief Executive Officer
KNOT Offshore Partners LP

Signed	/s/ Karl Gerhard Bråstein Dahl
Name: Karl Gerhard Bråstein Dahl
Position: Director
KNOT Shuttle Tankers AS